UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 02, 2026

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street
Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 828-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DXLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Growth Officer

On September 2, 2026, the Board of Directors (the “Board”) of Destination XL Group, Inc. (the “Company”) appointed James E. Olsson as Executive Vice President, Chief Growth Officer (“CGO”) effective September 6, 2026.

Biographical Information

Mr. Olsson, 59, brings over two decades of senior executive, growth, and merchandising leadership across high-profile apparel and retail brands. Prior to joining the Company, from September 2025 to September 2026, Mr. Olsson was a consultant to the Company, providing strategic advisory services focused on growth opportunities. Since February 2024, Mr. Olsson has been a partner at Girder NYC, a strategic advisory group that he founded. From October 2022 to January 2024, Mr. Olsson was the chief growth officer and general manager, on a full-time advisory basis, at Tommy John, Inc. From October 2018 until January 2024, he served as an advisory board member to Outerknown, LLC, an omni channel sustainable apparel and accessories brand. During that time, he was employed by Outerknown, LLC and served as their chief growth officer from September 2021 to September 2022. From April 2019 until April 2020, he served as omni-channel apparel brand president for an ecommerce division of Walmart Inc. Previously, Mr. Olsson was also the chief executive officer and co-founder of Todd Snyder, leading the business from inception through its acquisition by American Eagle Outfitters, Inc. Earlier in his career, Mr. Olsson served as president and chief executive officer of Rip Curl North America, and held senior merchandising and leadership roles at Coach Inc., American Eagle Outfitters, Inc. and Gap Inc.

Since September 5, 2025, Mr. Olsson has served as a consultant to the Company, providing strategic advisory services. Pursuant to the consulting arrangement with the Company, Mr. Olsson received a monthly payment of $25,000, payable in arrears, based on 20 hours per week through May 5, 2026, plus out of pocket expenses. From May 6, 2026 until his contract ends on September 5, 2026, Mr. Olsson receives a monthly payment of $37,500, payable in arrears, based on 30 hours per week, plus out of pocket expenses. In total, Mr. Olsson was paid consulting fees and expenses of $111,359.92 in fiscal 2025 and $242,905.88 in fiscal 2026.

In addition, the Company reimbursed Mr. Olsson $28,000 for legal fees incurred in connection with the negotiation and finalization of his employment agreement.

There is no arrangement or understanding between Mr. Olsson and any other person pursuant to which he was selected as an officer of the Company; there are no family relationships between Mr. Olsson and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company; and there are no transactions involving Mr. Olsson, other than the consulting arrangement described above, that would require disclosure under Item 404(a) of Regulation S-K.

On September 2, 2026, the Company issued a press release announcing the appointment of Mr. Olsson as CGO, a copy of which is furnished as Exhibit 99.1 hereto.

Description of Employment Agreement with Mr. Olsson

In connection with Mr. Olsson’s appointment as the Company’s CGO, on September 2, 2026, CMRG Apparel, LLC, a subsidiary of the Company, and Mr. Olsson entered into an employment agreement (the “Employment Agreement”) effective September 6, 2026 (the “Effective Date”).

Term. The term of employment under the Employment Agreement begins on the Effective Date and continues until terminated by either party.

Location. Mr. Olsson’s primary work location will be New Rochelle, NY. Mr. Olsson will endeavor to be present at the Company’s headquarters in Canton, Massachusetts for at least 2 days per visit, during at least 3 weeks of each month, except during any week in which he is traveling on Company business, is on vacation or is absent for sickness.

Base Salary. Beginning on the Effective Date, Mr. Olsson will be paid an annual base salary of $475,000, reviewed at least annually as determined in the Company’s sole discretion.

Signing Awards.

Restricted Stock Unit Award. On the Effective Date, Mr. Olsson will receive a one-time grant of Restricted Stock Units (the “RSUs”) equal in value to $250,000. The number of RSUs granted will be determined based on the closing price of the Company’s stock on the last trading day prior to the Effective Date. The RSUs will vest in three equal annual installments beginning on September 6, 2027.

Sign-On Cash Award. On the Effective Date, Mr. Olsson will receive a one-time grant of $100,000 cash, that will be payable on December 11, 2026, provided that Mr. Olsson is an employee of the Company and in good standing on such date.

Annual Incentive Plan. Mr. Olsson will be eligible to earn an annual target bonus award under the Company’s annual incentive plan then in effect (the “Annual Incentive Plan”) equal to 60% of his actual annual base salary earned during the applicable fiscal year, based on achievement of certain performance goals to be established by the Compensation Committee of the Board (“Committee”). The amount of the annual bonus award under the Annual Incentive Plan in respect of a fiscal year shall range between 50% and 150% of the annual target bonus award.

Long-Term Incentive Plans. As of the Effective Date, Mr. Olsson will be eligible to participate in the Company’s Long-Term Incentive Plan, as amended from time-to-time (the “LTIP”). The Employment Agreement provides that Mr. Olsson will be able to participate in the Company’s LTIP at a target incentive rate of no less than 80% of his base salary in effect on the Effective Date of Participation (as defined in the LTIP), for the incentive period, based upon the Company’s targeted performance as defined in the LTIP documents in effect at the time of the award. At the Effective Date, based on Mr. Olsson’s job level, he will participate at 90% of his base salary.

Pursuant to the terms of the LTIP, 50% of the awards are time-based awards and 50% are performance-based awards. With respect to the 2024-2026 and 2025-2027 Performance Periods, Mr. Olsson will receive a time-based award, on a pro-rata basis, for each Performance Period. The time-based award for the 2024-2026 Performance Period will vest in two equal tranches, with the first tranche vesting on the first anniversary of the grant date and the remaining tranche vesting on April 1, 2027. The time-based award for the 2025-2027 Performance Period will vest in three equal tranches, with the first tranche vesting on the first anniversary of the grant date and the remaining two tranches vesting on April 1 of each of the following two years thereafter. If and to the extent that the applicable performance targets are achieved, Mr. Olsson will be eligible to receive a performance-based award that will range between 50% and 150% of the Target Cash Value. Any grant of performance-based award will be subject to further vesting through September 6, 2027 and August 31, 2028, respectively, for the 2024-2026 and the 2025-2027 Performance Periods. The Committee has not yet set performance targets for the 2026-2028 Performance Period.

Employee Benefits. During the Employment Term, Mr. Olsson will be eligible for 4 weeks of vacation and is eligible to participate in all employee benefit plans, practices and programs maintained by the Company, on a basis which is no less favorable than is provided to other members of the Company’s executive leadership team.

Clawback. Any incentive-based compensation paid to Mr. Olsson will be subject to clawback under any Company clawback policy that is applicable to all executive officers and/or senior executives of the Company.

Termination of Employment. Either the Company or Mr. Olsson can terminate his employment at any time and for any reason.

If Mr. Olsson’s employment is terminated by him for any reason other than “Good Reason” or by the Company for “Justifiable Cause” (each as defined in the Employment Agreement), then Mr. Olsson will be eligible to receive any accrued but unpaid salary for services rendered to the date of termination, any accrued but unpaid expenses required to be reimbursed and any accrued but unused vacation as of the termination date.

If Mr. Olsson terminates his employment for Good Reason or the Company terminates his employment without Justifiable Cause, Mr. Olsson will be entitled to receive (i) six months of base salary, which amount includes payment for the 30-day notice period as described in the Employment Agreement, and (ii) a pro-rated portion of his annual bonus under the AIP for the fiscal year in which such termination occurs, calculated based upon target performance and prorated based on the number of days Mr. Olsson was employed during such fiscal year.

Termination of Employment in Connection with a Change of Control. If Mr. Olsson’s employment is terminated by him for Good Reason or by the Company without Justifiable Cause and the termination occurs within one year following a Change of Control, Mr. Olsson is entitled to receive an amount equal to twelve months of his highest base salary in effect at any time during the six month period ending on the date of the Change of Control, net of any cash severance already received under a Termination of Employment for Good Reason or without Justifiable Cause.

For purposes of Mr. Olsson’s Employment Agreement, a Change of Control is defined as a “Change of Control” under the Company’s current Incentive Compensation Plan provided, however, that a merger between the Company or any of its affiliate(s) with FBB Holdings I, Inc. or any of its affiliate(s) shall not be a Change of Control for purposes of this Employment Agreement.

The Employment Agreement also contains customary covenants regarding confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement, and proprietary rights.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Employment Agreement, included as Exhibit 10.1 to this filing, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On September 2, 2026, the Company issued a press release announcing the appointment of Mr. Olsson as Chief Growth Officer of the Company, effective September 6, 2026. A copy of this press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between CMRG Apparel LLC, a subsidiary of the Company, and James E. Olsson, dated September 2, 2026.
99.1	Press release, dated September 2, 2026.
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Destination XL Group, Inc.

Date:	September 2, 2026	By:	/s/ Robert S. Molloy
Robert S. Molloy General Counsel and Secretary